Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

AIR PRODUCTS REPORTS FOURTH QUARTER EPS OF 73 CENTS

Access the Q4 earnings teleconference scheduled for 10:00 a.m. Eastern Time (ET) on October 27 by calling (719) 457-2649 and entering passcode 841282, or listen on the Web at www.airproducts.com/Invest/financialnews/EarningsReleases.htm. Access the teleconference slides at www.airproducts.com/Invest/financialnews/Earnings_Releases/Teleconference.htm.

LEHIGH VALLEY, Pa. (October 27, 2004) – Air Products (NYSE:APD) today reported net income of $168 million or diluted earnings per share (EPS) of $.73 for its fourth fiscal quarter ended September 30, 2004. Net income increased 28 percent and diluted EPS increased 26 percent over the prior year.

Record quarter revenues of $1,978 million were up 20 percent from the prior year on strong Gases volumes, particularly in the company’s growth businesses. Sequentially, revenues increased four percent on improved Gases and Chemicals volumes. Operating income of $237 million was up 27 percent versus the prior year and one percent sequentially, principally driven by volume gains.

Commenting on the quarter, John P. Jones, Air Products’ chairman and chief executive officer, said, “This was another solid quarter, as our growth businesses delivered strong volume performance. Our return on capital improved as we continued to load our existing asset base.”

Gases segment sales of $1,396 million increased 22 percent over the prior year on higher volumes across the businesses, particularly electronics, refinery hydrogen, healthcare and Asia. Record operating income of $216 million increased 20 percent, driven mainly by strong volumes, favorable currency effects and acquisitions.

Sequentially, gases revenues increased four percent due to stronger volume performance, mainly in electronics and refinery hydrogen. Operating income was up one percent as volume gains were partially offset by higher operating costs.

Chemicals segment sales of $483 million were up 16 percent versus the prior year, primarily on strong volumes across the businesses. But higher raw material and manufacturing costs offset these gains, with operating income down nine percent to $27 million.

Sequentially, chemicals revenues increased seven percent, mainly on higher volumes in polyurethane intermediates and epoxy additives. Operating income was down 10 percent.

Equipment segment revenues of $99 million increased 24 percent over the prior year on higher air separation plant and liquefied natural gas (LNG) heat exchanger sales. Operating income also increased on higher LNG activity.

For fiscal 2004, Air Products’ sales of $7.4 billion increased 18 percent. Approximately half of this increase was associated with higher volumes, while the remainder was principally due to acquisitions and favorable currency effects. Net income of $604 million was up 22 percent* and diluted EPS of $2.64 was up 19 percent* excluding last year’s global cost reduction charge.

Reflecting on the year, Jones said, “We built our positions serving growth markets and geographies, further improved our portfolio, strengthened our customer relationships and drove up return on capital. We also set the foundation for improving our productivity by bringing more than 70 percent of our businesses onto SAP and driving continuous improvement efforts.”

“We anticipate another solid year of improvement in 2005, driven by a step-change in productivity and modest global economic growth, which will help us load our existing asset base and further improve our return on capital. In Gases, we expect continued growth in our electronics, refinery hydrogen, healthcare and Asian businesses. We know we must fix our Chemicals business, and we are committed to delivering significant margin improvements through pricing actions and managing our raw material costs. And in Equipment, we expect improved performance from stronger LNG demand. Given this outlook, we are providing a fiscal 2005 guidance range of $2.90 to $3.10, which includes an estimated $.10 to $.15 of costs associated with achieving our increased productivity targets.”

Jones added that Air Products expects fiscal 2005 first quarter EPS in the range of $.67 to $.70, up 16 to 21 percent from $.58 in the first quarter of fiscal 2004.

Air Products (NYSE:APD) serves customers in technology, energy, healthcare and industrial markets worldwide with a unique portfolio of products, services and solutions, providing atmospheric gases, process and specialty gases, performance materials and chemical intermediates. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment and is listed in the Dow Jones Sustainability and FTSE4Good Indices. The company has annual revenues of $7.4 billion, operations in over 30 countries, and nearly 20,000 employees around the globe. For more information, visit www.airproducts.com.

NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products’ goods and services; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; uninsured litigation judgments or settlements; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of war or terrorism impacting the United States’ and other markets; charges related to currently unplanned portfolio management and cost reduction actions; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

*This press release contains non-GAAP measures, which exclude the impact of the 2003 global cost reduction plan charge. The presentation of these non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which are indicators of the company’s baseline performance. The company’s management uses these non-GAAP measures internally to evaluate its business and as a basis for forecasting future periods.

The table below presents a reconciliation of GAAP measures to non-GAAP measures:

Twelve Months Ended 30 September
Millions of dollars, except per share

		2003 Global			FY04	FY04
		Cost			Vs	Vs
	FY03	Reduction	FY03	FY04	FY03	FY03
	GAAP	Plan	Non-GAAP	GAAP	GAAP	Non-GAAP
	Basis	Charge	Measures	Basis	Basis	Basis
Net Income	$397.3	$96.5	$493.8	$604.1	52%	22%

Diluted EPS	$1.78	$.43	$2.21	$2.64	48%	19%

Please review the attached financial tables, including the Summary of Consolidated Financial Information:

AIR PRODUCTS AND CHEMICALS, INC.

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended		Twelve Months Ended
	30 September		30 September
(Millions of dollars, except per share)	2004	2003	2004	2003
Sales	$1,977.5	$1,642.3	$7,411.4	$6,297.3

Income Before Cumulative Effect of Accounting Change	$168.1	$131.3	$604.1	$400.2	(a)
Cumulative Effect of Accounting Change	—	—	—	(2.9)

Net Income	$168.1	$131.3	$604.1	$397.3	(a)

Basic Earnings Per Share:
Income Before Cumulative Effect of Accounting Change	$.75	$.59	$2.70	$1.82	(a)
Cumulative Effect of Accounting Change	—	—	—	(.01)

Net Income	$.75	$.59	$2.70	$1.81	(a)

Diluted Earnings Per Share:
Income Before Cumulative Effect of Accounting Change	$.73	$.58	$2.64	$1.79	(a)
Cumulative Effect of Accounting Change	—	—	—	(.01)

Net Income	$.73	$.58	$2.64	$1.78	(a)

Capital Expenditures	$232.9	$478.4	$815.5	$1,170.9
Depreciation	$180.5	$163.1	$696.0	$640.2

(a)	Included an after-tax charge of $96.5, or $.43 per share, for a global cost reduction plan.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	30 September		30 September
(Millions of dollars, except per share)	2004	2003	2004	2003
SALES	$1,977.5	$1,642.3	$7,411.4	$6,297.3
COSTS AND EXPENSES
Cost of sales	1,475.5	1,199.0	5,463.6	4,613.1
Selling and administrative	243.9	230.7	969.4	842.6
Research and development	33.6	30.0	126.7	121.1
Global cost reduction plans, net	—	—	—	152.5
Other (income) expense, net	(12.5)	(4.3)	(27.9)	(26.5)

OPERATING INCOME	237.0	186.9	879.6	594.5
Equity affiliates’ income	27.0	28.2	92.8	94.4
Interest expense	28.3	30.7	121.0	123.5

INCOME BEFORE TAXES AND MINORITY INTEREST	235.7	184.4	851.4	565.4
Income tax provision	57.0	46.3	226.6	147.2
Minority interest (a)	10.6	6.8	20.7	18.0

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	168.1	131.3	604.1	400.2
Cumulative effect of accounting change	—	—	—	(2.9)

NET INCOME	$168.1	$131.3	$604.1	$397.3

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effect of accounting change	$.75	$.59	$2.70	$1.82
Cumulative effect of accounting change	—	—	—	(.01)

Net Income	$.75	$.59	$2.70	$1.81

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of accounting change	$.73	$.58	$2.64	$1.79
Cumulative effect of accounting change	—	—	—	(.01)

Net Income	$.73	$.58	$2.64	$1.78

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING (in millions)	225.2	220.8	223.8	219.7

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING ASSUMING DILUTION (in millions)	230.4	225.4	228.9	223.6

DIVIDENDS DECLARED PER COMMON SHARE – Cash	$.29	$.23	$1.04	$.88

(a)	Minority interest primarily includes before-tax amounts.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 September	30 September
(Millions of dollars)	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash items	$146.3	$76.2
Trade receivables, less allowances for doubtful accounts	1,454.7	1,188.5
Inventories and contracts in progress	577.2	565.9
Other current assets	190.8	237.3

TOTAL CURRENT ASSETS	2,369.0	2,067.9

INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES	629.8	553.5
PLANT AND EQUIPMENT, at cost	12,201.5	11,723.2
Less - Accumulated depreciation	6,499.3	6,086.1

PLANT AND EQUIPMENT, net	5,702.2	5,637.1

GOODWILL	830.5	725.8
INTANGIBLE ASSETS, net	101.4	104.1
OTHER NONCURRENT ASSETS	359.6	343.5

TOTAL ASSETS	$9,992.5	$9,431.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Payables and accrued liabilities	$1,300.4	$1,123.5
Accrued income taxes	157.9	115.6
Short-term borrowings and current portion of long-term debt	259.7	342.1

TOTAL CURRENT LIABILITIES	1,718.0	1,581.2

LONG-TERM DEBT	2,134.0	2,168.6
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES	847.7	1,005.9
DEFERRED INCOME TAXES	685.2	705.6

TOTAL LIABILITIES	5,384.9	5,461.3

MINORITY INTERESTS IN SUBSIDIARY COMPANIES	168.9	188.1

TOTAL SHAREHOLDERS’ EQUITY	4,438.7	3,782.5

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,992.5	$9,431.9

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	30 September
(Millions of dollars)	2004	2003
OPERATING ACTIVITIES
Net Income	$604.1	$397.3
Adjustments to reconcile income to cash provided by operating activities:
Depreciation	696.0	640.2
Impairment of long-lived assets	3.9	91.7
Deferred income taxes	34.3	26.8
Undistributed earnings of unconsolidated affiliates	(44.6)	(6.8)
Gain on sale of assets and investments	(5.3)	(8.4)
Other	39.2	29.4

Subtotal	1,327.6	1,170.2
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(253.0)	(88.0)
Inventories and contracts in progress	(27.9)	(53.2)
Payables and accrued liabilities (a)	5.3	(9.6)
Other	(33.9)	16.6

CASH PROVIDED BY OPERATING ACTIVITIES	1,085.9	1,036.0

INVESTING ACTIVITIES
Additions to plant and equipment (b)	(705.5)	(612.9)
Investment in and advances to unconsolidated affiliates	(18.8)	(6.1)
Acquisitions, less cash acquired (c)	(84.6)	(529.6)
Proceeds from sale of assets and investments	46.2	102.1
Other	—	(.1)

CASH USED FOR INVESTING ACTIVITIES	(762.7)	(1,046.6)

FINANCING ACTIVITIES
Long-term debt proceeds	286.3	162.8
Payments on long-term debt	(335.4)	(271.0)
Net increase (decrease) in commercial paper and short-term borrowings	(134.8)	37.6
Dividends paid to shareholders	(218.9)	(188.6)
Issuance of stock for options and award plans	146.0	76.5

CASH USED FOR FINANCING ACTIVITIES	(256.8)	(182.7)

Effect of Exchange Rate Changes on Cash	3.7	15.8

Increase (Decrease) in Cash and Cash Items	70.1	(177.5)
Cash and Cash Items - Beginning of Year	76.2	253.7

Cash and Cash Items - End of Period	$146.3	$76.2

(a)	Pension plan contributions in 2004 and 2003 were $276.2 and $61.6, respectively.

(b)	Excludes capital lease additions of $6.6 and $17.1 in 2004 and 2003, respectively.

(c)	Excludes $1.4 of capital lease obligations and $3.8 of long-term debt assumed in acquisitions in 2003.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

(Millions of dollars, except per share)

Global Cost Reduction Plans
The results for the twelve months ended 30 September 2003 included a charge of $152.7 ($96.6 after-tax, or $.43 per share) for the 2003 global cost reduction plan. This charge included $56.8 for severance and pension-related benefits and $95.9 for asset disposals and facility closures in the Gases and Chemicals segments. The results for the twelve months ended 30 September 2003 also included the reversal of the balance of the accrual for the 2002 Plan of $.2.

The 2003 plan was completed as expected in June 2004 with the exception of the planned sale of the company’s European methylamines and derivatives business (EM&D). In April 2004, the company announced the proposed sale of this business, which is pending regulatory approval.

Equity Affiliates’ Income
Income from equity affiliates for the three months ended 30 September 2003 included $9 for adjustments related to divestitures recorded in prior periods. $7 is included in Other equity affiliates and $2 is included in Gases equity affiliates. For the twelve months ended 30 September 2003, income from equity affiliates included $23 for adjustments related to divestitures recorded in prior periods. $15 is included in Other equity affiliates and $8 is included in Gases equity affiliates.

Litigation
In July 2003, Honeywell International, Inc. and GEM Microelectronic Materials, LLC filed suit against the company alleging breach of contract resulting from the termination of a Strategic Alliance Agreement dated 1 October 1998 (“SAA”). On 6 August 2004, the Delaware Chancery Court decided that the company must pay damages in the amount of $8.1. This amount was recorded against previously established accruals. Honeywell has filed a notice of appeal of the Court’s decision, and the company has filed a cross-appeal. The company does not expect that any sums it may have to pay, if any, in connection with this matter would have a materially adverse effect on its consolidated financial condition, liquidity or results of operations.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	30 September		30 September
(Millions of dollars)	2004	2003	2004	2003
Revenues from external customers
Gases	$1,395.5	$1,144.9	$5,221.8	$4,438.3
Chemicals	483.2	417.7	1,828.9	1,591.2
Equipment	98.8	79.7	360.7	267.8

Segment Totals	1,977.5	1,642.3	7,411.4	6,297.3

Consolidated Totals	$1,977.5	$1,642.3	$7,411.4	$6,297.3

Operating income
Gases	$215.8	$180.1	$800.5	$574.8	(a)
Chemicals	26.9	29.5	116.0	67.1	(b)
Equipment	6.0	(2.3)	10.8	4.2	(c)

Segment Totals	248.7	207.3	927.3	646.1

Corporate research and development and other income (expense)	(11.7)	(20.4)	(47.7)	(51.6)

Consolidated Totals	$237.0	$186.9	$879.6	$594.5

Equity affiliates’ income
Gases	$21.8	$17.3	$78.2	$68.3
Chemicals	5.2	3.9	14.6	10.8
Equipment	—	.2	—	.2

Segment Totals	27.0	21.4	92.8	79.3

Other	—	6.8	—	15.1

Consolidated Totals	$27.0	$28.2	$92.8	$94.4

	30 September	30 September
(Millions of dollars)	2004	2003
Identifiable assets (d)
Gases	$7,339.8	$7,097.3
Chemicals	1,402.5	1,478.1
Equipment	226.4	171.4

Segment Totals	8,968.7	8,746.8

Corporate assets	394.0	131.6

Consolidated Totals	$9,362.7	$8,878.4

(a)	Included a global cost reduction plan net expense of $92.0.

(b)	Included a global cost reduction plan net expense of $58.1.

(c)	Included a global cost reduction plan net expense of $2.4.

(d)	Identifiable assets are equal to total assets less investments in equity affiliates.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY GEOGRAPHIC REGIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	30 September		30 September
(Millions of dollars)	2004	2003	2004	2003
Revenues from external customers
United States	$1,151.1	$929.8	$4,224.3	$3,630.6
Canada	16.0	19.6	73.8	96.1

Total North America	1,167.1	949.4	4,298.1	3,726.7

United Kingdom	153.5	136.9	659.7	499.3
Spain	109.5	94.8	437.7	365.8
Other Europe	287.1	241.9	1,082.7	925.0

Total Europe	550.1	473.6	2,180.1	1,790.1

Asia	216.5	176.6	762.5	648.4
Latin America	43.8	42.6	170.7	131.6
All Other	—	.1	—	.5

Total	$1,977.5	$1,642.3	$7,411.4	$6,297.3

Note:	Geographic information is based on country of origin. The Other Europe segment operates principally in Belgium, France, Germany and the Netherlands. The Asia segment operates principally in China, Japan, Korea and Taiwan.

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Media Inquiries: Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@airproducts.com

Investor Inquiries: Phil Sproger, tel: (610) 481-7461; e-mail: sprogepc@airproducts.com